                                                        Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          RACING CHAMPIONS CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                                   36-4088307
        --------                                                   ----------
 (State of Incorporation)                             I.R.S. Employer I.D. No.

800 Roosevelt Road, Building C, Suite 320
        Glen Ellyn, Illinois                                              60137
----------------------------------------                             ----------
(Address of Principal Executive Offices)                             (Zip Code)

                RACING CHAMPIONS CORPORATION STOCK INCENTIVE PLAN
                -------------------------------------------------
                            (Full title of the plan)


                                 Robert E. Dods
                          Racing Champions Corporation
                               800 Roosevelt Road
                              Building C, Suite 320
                           Glen Ellyn, Illinois 60137
                           --------------------------
                     (Name and address of agent for service)


                                  630-790-3507
                                  ------------
                     (Telephone number, including area code
                              of agent for service)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                     Proposed
                                                      Maximum                  Proposed
                                                     Offering                   Maximum          Amount of
Title Of Securities          Amount To               Price Per                 Aggregate      Registration
  To Be Registered         Be Registered              Share                 Offering Price         Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par          311,852               $11.63 (1)                $3,626,839          $1,070
value per share


(1) For the purpose of computing the registration fee, Racing Champions Corporation (the "Registrant") has used $11.63 as the average of the high and low prices of the Common Stock as reported on April 17, 1998 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(h).

                      PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                           (a) The Registrant's Annual Report on Form 10-K for
the year ended December 31, 1997.

                           (b) All other reports filed pursuant to sections
13(a) or 15(d) of the Exchange Act since the end of the 1997 fiscal year which is reported in the Annual Report referred to in paragraph (a) above.

                           (c) The description of the Registrant's Common Stock
contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

                           All reports and other documents subsequently filed by
the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Set forth below is a description of certain provisions of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Registrant's Amended and Restated By-Laws (the "By-Laws") and the Delaware General Corporation Law ("DGCL"). This description is qualified in its entirety by reference to the Certificate of Incorporation, the By-Laws and the DGCL.

         The Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the DGCL or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their


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conduct was unlawful. With respect to actions by or in the right of the corporation as a derivative action, section 145 of the DGCL provides that a corporation may indemnify directors, officers and other persons as described above, except if such person has been adjudged to be liable to the corporation, unless the court in which such action or suit was brought determines in view of all of the circumstances of the case that such person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

         The Certificate of Incorporation and Article V of the By-Laws provide for the mandatory indemnification of directors, officers, employees or agents of the Registrant to the full extent permitted by the DGCL. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Registrant, any By-Law or otherwise.

         The DGCL permits and Article V of the By-Laws authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Registrant would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL, the Certificate of Incorporation or the By-Laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1               Amended and Restated Certificate of Incorporation.
4.2               Amended and Restated By-Laws.
5                 Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach,
                  s.c. as to the legality of the stock being registered.
23.1              Consent of Arthur Andersen LLP.
23.2              Consent of Ernst & Young.
24                Power of Attorney.

Item 9.  Undertakings.

                  1. The undersigned Registrant hereby undertakes as follows:

                           (a) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (b) That, for purposes of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities



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

offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Ellyn, State of Illinois, on April 24, 1998.

                                                  RACING CHAMPIONS CORPORATION

                                                  BY /s/ Robert E. Dods
                                                     ---------------------------
                                                      Robert E. Dods, President

                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints Robert E. Dods and Curtis W. Stoelting, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                               Date
            ---------                             -----                               ----
 /s/ Robert E.Dods                  President and Director                       April 24, 1998
----------------------
Robert E. Dods

 /s/ Boyd L. Meyer                  Executive Vice President and                 April 24, 1998
----------------------              Director
Boyd L. Meyer

 /s/ Peter K.K. Chung               Director                                     April 24, 1998
----------------------
Peter K.K. Chung

 /s/ Samuel B. Guren                Director                                     April 24, 1998
----------------------
Samuel B. Guren

 /s/ Avy H. Stein                   Director                                     April 24, 1998
----------------------
Avy H. Stein

 /s/ Daniel M. Gill                 Director                                     April 24, 1998
----------------------
Daniel M. Gill

 /s/ John S. Bakalar                Director                                     April 24, 1998
----------------------
John S. Bakalar

 /s/ John J. Vosicky                Director                                     April 24, 1998
----------------------
John J. Vosicky

 /s/ Curtis W. Stoelting            Vice President - Finance and                 April 24, 1998
----------------------              Operations and Secretary
Curtis W. Stoelting




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


                                INDEX TO EXHIBITS


Exhibit No                                  Description                                 Page
----------                                  -----------                                 ----
    4.1                             Amended and Restated Certificate                       *
                                      of Incorporation

    4.2                             Amended and Restated By-Laws                          **

    5                               Opinion of Reinhart, Boerner,
                                      Van Deuren, Norris & Rieselbach,
                                      s.c. as to the legality of the
                                      stock being registered

   23.1                             Consent of Arthur Anderson LLP

   23.2                             Consent of Ernst & Young

   24                               Power of Attorney                                    ***


  *Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-22635).

**Incorporated by reference to the Registrant's Form S-1 Registration Statement (Registration Statement No. 333-22493).

***Incorporated by reference to the signature page of this Registration
Statement.


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